Exhibit 5.1

NEW YORK LONDON SINGAPORE PHILADELPHIA CHICAGO WASHINGTON, DC SAN FRANCISCO SILICON VALLEY SAN DIEGO BOSTON HOUSTON LOS ANGELES HANOI HO CHI MINH CITY ATLANTA	FIRM and AFFILIATE OFFICES www.duanemorris.com	BALTIMORE WILMINGTON MIAMI BOCA RATON PITTSBURGH NEWARK LAS VEGAS CHERRY HILL LAKE TAHOE MYANMAR OMAN A GCC REPRESENTATIVE OFFICE OF DUANE MORRIS MEXICO CITY ALLIANCE WITH MIRANDA & ESTAVILLO

October 22, 2014

Board of Directors

S1 Biopharma, Inc.

World Trade Center

250 Greenwich St., 46th Floor

New York, NY 10007

Re:                             S1 Biopharma, Inc. (the “Company”)
Form S-1 (Registration File No. 333-199111) (the “Registration Statement”)

Gentlemen:

We have acted as counsel to the Company in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), of the Registration Statement.  The Registration Statement relates to the proposed offering and sale of up to 2,750,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), including up to 412,500 Shares subject to the underwriters’ over-allotment option.  The number of Shares shall include all shares of Common Stock registered in connection with the offering contemplated by the Registration Statement, including any additional shares of Common Stock registered by the Company pursuant to Rule 462(b) under the Act.

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

DUANE MORRIS LLP
200 SOUTH BISCAYNE BOULEVARD, SUITE 3400	MIAMI, FL 33131-2318	PHONE: +1 305 960 2200 FAX: +1 305 960 2201

In such examination, we have assumed:  (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as certified, conformed or other copies and the authenticity of the originals of such documents, and (v) that all records and other information made available to us by the Company on which we have relied are complete in all material respects.  As to all questions of fact material to these opinions, we have relied solely upon the documents referenced above, have not performed or had performed any independent research of public records and have assumed that certificates of or other comparable documents from public officials dated prior to the date hereof remain accurate as of the date hereof.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued, sold and delivered by the Company against receipt of the purchase price therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the laws of the State of Delaware, and we do not express any opinion herein concerning any other law.

The opinion expressed herein is rendered as of the date hereof and is based on existing law, which is subject to change.  Where our opinion expressed herein refers to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date.  We do not undertake to advise you of any changes in the opinion expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinion expressed herein is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the prospectus and any prospectus supplement that are part of the Registration Statement, as amended.  In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Act or within the category of persons whose consent is required under Section 7 of the Act.

Sincerely,

/s/ Duane Morris LLP